Exhibit 99.1

Cornerstone Building Brands Names New Chief Financial Officer

CARY, NC, June 03, 2019 – Cornerstone Building Brands, Inc. (the “Company”) (NYSE: CNR), the largest manufacturer of exterior building products in North America, today announced that its Board of Directors has appointed Jeffrey S. Lee as Executive Vice President and Chief Financial Officer, effective June 17, 2019. Mr. Lee will assume the role from Executive Vice President and Chief Financial Officer Shawn K. Poe, who announced his retirement earlier this year. Mr. Lee currently holds the position of Vice President and Chief Financial Officer of Wilsonart International Holdings LLC. His experience in driving financial performance, growth, and organizational synergies are well-aligned with the Cornerstone Building Brands’ commitment to delivering unparalleled financial results.

Mr. Lee will report to Cornerstone Building Brands’ Chairman of the Board and Chief Executive Officer, James S. Metcalf and as a valuable member of the executive leadership team will oversee financial strategy and execution, as well as investor relations, while helping to drive the company’s business transformation.

“I am extremely excited to welcome Jeff to the leadership team and he will be a vital part of our growth strategy,” said James S. Metcalf. “His financial experience, strong leadership skills and his operational background make him an ideal choice for our organization.”

About Cornerstone Building Brands

Cornerstone Building Brands is the largest manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the organization serves residential and commercial customers across new construction and repair & remodel market. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes more than 21,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Contact:	All Other Inquires:

K. Darcey Matthews	Susan Selle
Vice President, Investor Relations	Chief Marketing Officer
281-897-7785	919-677-3933

Forward-Looking Statements

Certain statements and information in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements in this release.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including but not limited to industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; inability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; changes in laws or regulations; the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues; our ability to obtain financing on acceptable terms; recognition of goodwill or asset impairment charges; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin and aluminum; retention and replacement of key personnel; increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers; our ability to employ, train and retain qualified personnel at a competitive cost; enforcement and obsolescence of our intellectual property rights; changes in foreign currency exchange and interest rates; costs and liabilities related to compliance with environmental laws and environmental clean-ups; changes in building codes and standards; potential product liability claims, including class action claims and warranties, relating to products we manufacture; competitive activity and pricing pressure in our industry; the credit risk of our customers; the dependence on a core group of significant customers in our Windows and Siding segments; operational problems or disruptions at any of our facilities, including natural disasters; volatility of the Company’s stock price; our ability to make strategic acquisitions accretive to earnings; to fully realize expected cost savings and synergies, including those identified as a result of the Ply Gem Merger; significant changes in factors and assumptions used to measure certain of Ply Gem Parent LLC’s (“Ply Gem”) defined benefit plan obligations and the effect of actual investment returns on pension assets; volatility in transportation, energy and freight prices; the adoption of climate change legislation; limitations on our net operating losses and payments under the tax receivable agreement; breaches of our information system security measures; damage to our major information management systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; the effect of tariffs on steel imports; the cost and difficulty associated with integrating and combining the businesses of NCI and Ply Gem; potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the merger of Ply Gem with and into the Company with the Company continuing in its existence as a Delaware corporation; potential claims arising from the operations of our various businesses arising from periods prior to the dates they were acquired; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions and the effect of increased interest rates on our ability to service our debt and downgrades of our credit ratings. Additionally, factors listed under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018, our Transition Report on Form 10-QT for the transition period from October 29, 2018 to December 31, 2018 and the other risks and uncertainties described in documents we file from time to time with the SEC, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements contained in this release. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.